UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – August 9, 2005

(Date of earliest event reported)

QUESTAR CORPORATION.
(Exact name of registrant as specified in charter)

STATE OF UTAH                                        1-8796                                87-0407509

(State of other jurisdiction of            (Commission File No.)             (I.R.S. Employer

incorporation or organization)                                                          Identification No.)

P.O. Box 45433, 180 East 100 South Street, Salt Lake City, Utah 84145-0433
(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-5000

                                  Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

       CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

       CFR 240.13e-4(c))

Item 7.01   Regulation FD

          On August 9, 2005, Questar Corporation issued a press release announcing that the Wyoming Oil and Gas Commission approved 10-acre-density drilling for Lance Pool (Land and Mesaverde Formations) wells on the company’s Pinedale Anticline leasehold in western Wyoming. A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference.

Item 9.01   Financial Statements and Exhibits.

          (c)   Exhibits.

Exhibit No.

Exhibit

         99.1

Release issued August 9, 2005 by Questar Corporation.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION

   (Registrant)

August 9, 2005

/s/S. E. Parks_______________

S. E. Parks

Senior Vice President and

Chief Financial Officer

List of Exhibits:

Exhibit No.

Exhibit

        99.1

Release issued August 9, 2005, by Questar Corporation.

Ex. 99.1

QUESTAR RECEIVES WYOMING REGULATORY APPROVAL

FOR 10-ACRE DENSITY DRILLING AT PINEDALE

CASPER, WYO. — Questar Corp. (NYSE:STR) announced today that the Wyoming Oil and Gas Conservation Commission (WOGCC)  approved 10-acre-density drilling for Lance Pool (Lance and Mesaverde Formations) wells on the company’s Pinedale Anticline leasehold in western Wyoming.  The WOGCC’s orders cover about 12,700 acres of Questar subsidiary Questar Market Resources’ (Market Resources) 18,208 acre (gross) Pinedale leasehold. The area approved for increased density corresponds to the currently estimated productive limits of Market Resources’ core acreage in the field.

“Our understanding of Pinedale’s Lance Pool reservoirs continues to evolve,” said Charles Stanley, Market Resources president and CEO.  “Last summer, when we sought and received WOGCC approval for 20-acre-density drilling on our leasehold, we believed that 20-acre wells would recover about half of the estimated original gas-in-place in the Lance Pool.  In testimony before the WOGCC today, we presented data that indicate wells drilled on 20-acre density will only recover about a quarter of the estimated gas-in-place volumes, and that 10-acre-density wells will recover a little less than half of the in-place gas. The big change is not due to a revision in our estimate of individual well performance or reserves, but to a substantial increase in the estimated gas-in-place in the reservoir. There’s simply more potentially recoverable gas in the Lance Pool than we originally thought,” Stanley added.

After drilling seven 10-acre pilot wells, collecting and analyzing a large number of core samples, conducting extensive pressure surveys and well tests, and integrating all of the results into a reservoir-simulation model, the company believes that earlier estimates of the volume of gas-in-place in the Lance Pool at Pinedale were too low – by as much as a factor of two. The increase in estimated gas-in-place is due to a combination of factors, including lower indicated water saturations derived from core samples and a recognition that lesser-quality reservoirs, including those comprised of very low-porosity sandstone as well as siltstone and shale, are contributing to production and reserves.

Market Resources previously estimated that a total of 470 20-acre-density wells would be required to fully develop the Lance Pool on its core Pinedale leasehold. With 10-acre-density drilling, Market Resources now believes that up to 932 wells will be required to fully develop the Lance Pool on its core acreage.  Market Resources subsidiaries Questar Exploration and Production (Questar E&P) and Wexpro have a combined average working interest of 67% in the Lance Pool wells and locations on the core acreage.

Questar E&P will initially only book estimated proved reserves to producing 10-acre wells and will continue to report estimated proved undeveloped reserves at Pinedale based on 20-acre density. Initial pilot wells drilled on the flank of the structure indicate that gross recoverable reserves for 10-acre-density wells will range from 2 to 7 billion cubic feet of gas equivalent (bcfe).  Due to higher recovery factors from current 20-acre-density wells along the crest of the structure, the company does not know if 10-acre-density wells will be necessary for all crestal locations.  A table at the end of this release reconciles Questar E&P’s estimates of proved, probable and possible reserves and resource potential at Pinedale as of June 30, 2005, (revised for approval of 10-acre-density drilling) to previously reported year-end 2004 estimates. The reported quantities are internal estimates and have not been reviewed and approved by the company’s independent reservoir-engineering consultants.

Market Resources has committed to the development of its Pinedale leasehold through directional drilling to subsurface locations from a limited number of surface pads. “We believe we can drill 10-acre-density wells without increasing the total number of pads,” Stanley said. “There will be slight additional surface disturbance on each pad during the drilling phase because we’ll need to accommodate additional wellheads. But we will minimize pad size and surface disturbance by drilling the 10-acre-density wells now. A decision to defer 10-acre development would have resulted in more surface disturbance. Also, we can begin the reclamation process immediately after the wells are completed.  The result should be less habitat disturbance at any given time, since we won’t need to maintain large pads for future drilling operations.”

The company also believes cumulative air-quality impacts will be significantly reduced from recent improvements in drilling efficiency gained from year-round operations.  Additionally, continuous pad-drilling operations minimize the number of rig moves and associated truck traffic, dust, and emissions.  The company is also installing a water and condensate gathering and pipeline system at Pinedale that will eliminate up to 25,500 tanker-truck trips per year at peak production.

The company expects the WOGCC’s written order within 60 days.

Questar E&P Pinedale Estimated Reserve and Resource Potential Summary

	12/31/04		6/30/05
CATEGORY	WELLS/ LOCATIONS**	NET BCFE	WELLS/ LOCATIONS**	NET BCFE
Proved Developed Producing	103*	197	108*	200
Proved Undeveloped	213	541	210	533
Probable	140	285	496	877
Possible	420	364	117	91
Resource Potential	199	853	199	853

* Market Resources had interests in 104 producing wells at year-end 2004 and 109 producing wells at 6/30/05. One producing well was Wexpro-interest only.

** Gross wells/locations in which Questar E&P has an interest.

Questar Corp. is a natural gas-focused energy company with an enterprise value of $6.9 billion. Headquartered in Salt Lake City, Questar finds, develops, produces, gathers, processes, transports, stores and distributes natural gas.

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